Exhibit 23.5

China Research and Intelligence Co., Ltd.

Room A606, No. 1500, Longwu Road, Xuhui District

Shanghai, China 200231

+86 2168522019

www.shcri.com

Car House Holding Co., Ltd.

Building 3, No.16, Science and Technology 4th Road,

Songshan Lake High-Tech Industrial Development Zone

Dongguan, Guangdong, China 523808

June 10, 2020

Dear Sir/Madam:

Reference is made to the Form F-1 registration statement (the “Registration Statement”), relating to the registration of ordinary shares, par value $1.00 per share, of Car House Holding Co., Ltd. (the “Company”). We hereby consent to all references to our name in the Registration Statement, including in the sections entitled “Industry Overview”. We hereby consent to the filing of this letter as an exhibit to the Registration Statement of the Company on Form F-1 to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the reference to our firm in the section of the Registration Statement entitled “Experts.”

Yours sincerely,

/s/ China Research and Intelligence Co., Ltd.

China Research and Intelligence Co., Ltd.